Exhibit 4.16

EXECUTION VERSION

ASSUMPTION AGREEMENT

(Collateral Trust Agreement)

ASSUMPTION AGREEMENT, dated as of March 30, 2017 made by Federal-Mogul Financing Corporation (the “New Loan Party”) in favor of CITIBANK, N.A., as Collateral Trustee under the Collateral Trust Agreement referred to below (in such capacity, the “Collateral Trustee”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Collateral Trust Agreement.

WHEREAS, Federal-Mogul LLC, a Delaware limited liability company (as successor by merger to Federal-Mogul Holdings LLC (f/k/a Federal-Mogul Holdings Corporation), the “Borrower”), the subsidiaries of the Borrower parties thereto (together with the Borrower, the “Loan Parties”) and the Collateral Trustee have entered into the Amended and Restated Collateral Trust Agreement, dated as of April 15, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”); and

WHEREAS, the New Loan Party desires to become a party to the Collateral Trust Agreement in accordance with Section 6.11 of the Collateral Trust Agreement;

NOW, THEREFORE, IT IS AGREED:

1.     Collateral Trust Agreement. By executing and delivering this Assumption Agreement, the New Loan Party hereby becomes a party to the Collateral Trust Agreement as a “Loan Party’’ thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of a “Loan Party’’ thereunder.

2.     GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

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FEDERAL-MOGUL FINANCING CORPORATION

By:	/s/ Michelle Epstein Taigman
	Name:	Michelle Epstein Taigman
	Title:	Senior Vice-President, Co-General Counsel and Secretary

[Signature Page to Assumption to Collateral Trust Agreement]